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                                                                     EXHIBIT 4.7


                                SECOND AMENDMENT


                  SECOND AMENDMENT (this "Amendment"), dated as of September 10, 1998, among NOBLE DRILLING CORPORATION, a Delaware corporation (the "Borrower"), various lending institutions party to the Credit Agreement referred to below (the "Banks"), CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent and CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H :

                  WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of August 14, 1997 (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

                  WHEREAS, subject to the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. Section 8.02(a) of the Credit Agreement is hereby amended by inserting the following proviso at the end of clause (ii) thereof:

                  "provided that, at any time prior to December 31, 1998, the Borrower and its Subsidiaries may transfer one or more of the Reserve Rigs to foreign Subsidiaries of the Borrower to the extent such transfer or transfers result(s) in demonstrable tax savings of not less than $1,000,000 to the Borrower and its Subsidiaries taken as a whole,"

                  2. Section 8.03 of the Credit Agreement is hereby amended by redesignating clause (h) thereof as clause (i) and inserting the following new clause (h) immediately following clause (g) thereof:

                  (h) At any time after Ilion LLC shall become a Subsidiary of the Borrower pursuant to a Permitted Investment, Ilion LLC shall be permitted to incur up to $200,000,000 of Indebtedness to be used to upgrade, refit, refurbish and/or repair the offshore drilling rig "Ilion", which Indebtedness may be guaranteed by the Borrower; provided that (i) such Indebtedness shall not be secured by any assets of the Borrower or any of its Subsidiaries other than the "Ilion", the associated drilling contract referred to in clause (ii) below, earnings from such contract and the insurances relating to the "Ilion", and (ii) at the time of the incurrence of such Indebtedness, the "Ilion" shall be subject to a binding letter of intent or executed multiyear drilling contract with a reputable



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operator of recognized standing, which contract shall be reasonably expected, in the good faith opinion of management, to provide income necessary to amortize at least 80% of such Indebtedness; and

                  3. Section 8.04 of the Credit Agreement is hereby amended by inserting the following clause (o) immediately following clause (n) thereof:

                  (o) Liens on the offshore drilling rig "Ilion", the associated drilling contract, earnings from such contract and the insurances relating to the "Ilion", to the extent such Liens are incurred pursuant to financing which is permitted by Section 8.03(h).

                  4. Section 8.07(b) of the Credit Agreement is hereby amended by inserting the following new language immediately prior to the period at the end thereof:

                  "and (ii) the Borrower and the Guarantors may transfer the Reserve Rigs to Subsidiaries which are not Guarantors to the extent permitted by
Section 8.02(a)(ii)".

                  5. Section 10 of the Credit Agreement is hereby amended by (i) deleting the text of clause (j) of the definition of "Permitted Investments" in its entirety and inserting the language "[Intentionally Omitted]" in lieu thereof and (ii) deleting the reference to "10%" appearing in clause (k) of said definition and inserting a reference to "20%" in lieu thereof.

                  6. Section 10 of the Credit Agreement is hereby further amended by inserting the following new definition in appropriate alphabetical order:

                  "Reserve Rigs" shall mean each of the offshore drilling rigs "Noble Percy Johns", "Ed Noble", "Lloyd Noble" and "Tommy Craighead", in each case as such rig is named on the date hereof.

                  7. In order to induce the Banks to enter into this Amendment, the Borrower (i) agrees to pay to each Bank which executes a copy of this amendment on or before 5:00 p.m. New York time on September 25, 1998 an amendment fee (the "Amendment Fee") equal to .20% of such Bank's Commitment immediately after giving effect to this Amendment, which fee shall be earned by and payable to each such Bank concurrently with the occurrence of the Second Amendment Effective Date and (ii) (x) represents and warrants that no Default or Event of Default exists on the Second Amendment Effective Date (as hereinafter defined) both before and after giving effect to this Amendment, and (y) makes each of the representations, warranties and agreements contained in the Credit Agreement and the other Credit Documents on and as of the Second Amendment Effective Date both before and after giving effect to this Amendment (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such date).



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                  8. This Amendment is limited as specified and shall not
constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

                  10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  11. This Amendment shall become effective on the first date (the "Second Amendment Effective Date") on which (i) each of the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at its Notice Office and (ii) the Borrower shall have paid the Amendment Fee to each Bank entitled thereto.
                  12. At all times on and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

                              *        *        *

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                         NOBLE DRILLING CORPORATION

                                         ---------------------------------------



                                         CHRISTIANIA BANK OG KREDITKASSE ASA,
                                         NEW YORK BRANCH, Individually and as
                                         Administrative Agent

                                         ---------------------------------------



                                         CREDIT LYONNAIS NEW YORK BRANCH,
                                         Individually and as Documentation Agent

                                         ---------------------------------------




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                                         BANK OF TOKYO-MITSUBISHI, LTD.,
                                         HOUSTON AGENCY

                                         -------------------------------------




                                         THE FUJI BANK LIMITED

                                         -------------------------------------



                                         KBC BANK N.V.

                                         -------------------------------------



                                         MEESPIERSON CAPITAL CORPORATION

                                         -------------------------------------



                                         ROYAL BANK OF CANADA

                                         -------------------------------------



                                         WELLS FARGO BANK (TEXAS) NATIONAL
                                         ASSOCIATION

                                         -------------------------------------



                                         WESTDEUTSCHE LANDESBANK
                                         GIROZENTRALE, NEW YORK BRANCH

                                         -------------------------------------



                                         THE BANK OF NOVA SCOTIA

                                         -------------------------------------



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                                         SKANDINAVISKA ENSKILDA BANKEN AB
                                         (Publ.)

                                         -------------------------------------


                                         THE SANWA BANK, LIMITED

                                         -------------------------------------


                                         FIRST NATIONAL BANK OF COMMERCE

                                         -------------------------------------


                                         DG BANK, New York Branch

                                         -------------------------------------